UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT TO PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 29, 2019

This proxy statement supplement, dated May 28, 2019 (the “Supplement”), supplements the proxy statement, dated April 19, 2019 (the “Proxy Statement”), filed with the Securities and Exchange Commission in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Sportsman’s Warehouse Holdings, Inc. (the “Company,” “we,” “our,” or “us”) for use at our 2019 Annual Meeting of Stockholders to be held on Wednesday, May 29, 2019 at 8:00 a.m., Mountain Time, and any adjournment or postponement thereof (the “2019 Annual Meeting”) at our principal executive offices at 7035 South High Tech Drive, Midvale, UT 84047.

The primary purpose of this Supplement is to provide additional information relating to Proposal 2 to approve the Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan (the “2019 Plan”) that was included in the Company’s Annual Report on Form 10-K for its fiscal year ended February 2, 2019 and filed with the Securities and Exchange Commission on March 29, 2019 (the “2019 Annual Report”) and inadvertently omitted from the Proxy Statement. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares.

APPROVAL OF THE SPORTSMAN’S WAREHOUSE HOLDINGS, INC. 2019 PERFORMANCE INCENTIVE PLAN

The Proxy Statement disclosed that all officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the seven non-employee directors of the Company, are considered eligible to receive awards under the 2019 Plan, if the 2019 Plan is approved by the Company’s stockholders at the 2019 Annual Meeting. The information set forth in the Proxy Statement is hereby amended to reflect that, as of February 2, 2019 and as previously disclosed in the Company’s 2019 Annual Report, we had approximately 5,100 total employees (all of which would have been considered eligible to receive awards under the 2019 Plan as of that date, had the 2019 Plan been in effect).

Based on the volume and completeness of the information available to stockholders in the Proxy Statement and elsewhere relating to the 2019 Plan, the Company does not believe that the omitted disclosure is material to the consideration of Proposal 2. Our Board continues to recommend that you vote “FOR” approval of the Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan.

For detailed information regarding the 2019 Plan, please read the Proxy Statement previously made available or delivered to you.

VOTING MATTERS

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked.

By order of the Board of Directors,
Kevan Talbot
Secretary

May 28, 2019